As filed with the Securities and Exchange Commission on April 29, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE AES CORPORATION

 (Exact name of Registrant as specified in its charter)

Delaware	54-1163725
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of Principal Executive Offices)

The AES Corporation 2003 Long Term Compensation Plan

(Full title of the plan)

Victoria D. Harker

Executive Vice President and Chief Financial Officer

The AES Corporation

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Name and address, including zip code, of agent for service)

(703) 522-1315

(Telephone number, including area code, of agent for service)

Copy to:

John E. McGrady, III

Buchanan Ingersoll & Rooney PC

One Oxford Centre

301 Grant Street, 20th Floor

Pittsburgh, Pennsylvania  15219-1410

(412) 562-8800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share	12,000,000	(1)(2)	$17.61	(3)	$211,320,000	(3)	$8,304.88	(4)

(1)     An aggregate of 29,000,000 shares of common stock, par value $0.01 per share, of The AES Corporation may be offered or issued pursuant to The AES Corporation 2003 Long Term Compensation Plan, 17,000,000 of which were previously registered on Form S-8 (File No. 333-108297) and 12,000,000 of which are registered on this Form S-8.

(2)     If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(3)     Pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on April 23, 2008.

(4)     Calculated pursuant to Section 6(b) of the Securities Act of 1933.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register additional shares of Common Stock, par value $0.01 per share, of the Registrant under The AES Corporation 2003 Long Term Compensation Plan (the “Plan”)  A Registration Statement on Form S-8 was previously filed and declared effective (Registration File No. 333-108297) in connection with the Plan and is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

EXHIBIT NO.	DESCRIPTION

4.1	Sixth Restated Certificate of Incorporation of The AES Corporation (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K filed on March 26, 2003).

4.2	By-Laws of The AES Corporation, as amended (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K filed on March 26, 2003).

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

10.1	The AES Corporation 2003 Long Term Compensation Plan (incorporated herein by reference to Exhibit 10.1 of the Form 8-K filed on April 24, 2008).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Buchanan Ingersoll & Rooney PC (contained in opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 28th day of April 2008.

THE AES CORPORATION

By:	/s/ Victoria D. Harker
Victoria D. Harker
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 28th day of April, 2008.

Signature	Capacity

*	President, Chief Executive Officer and Director
Paul Hanrahan	(Principal Executive Officer)

*	Director
Kristina M. Johnson

*	Director
John A. Koskinen

*	Director
Philip Lader

*	Director
Sandra O. Moose

*	Chairman and Lead Independent Director
Philip A. Odeen

Director
Charles A. Rossotti

*	Director
Sven Sandstrom

/s/ Victoria D. Harker	Executive Vice President and Chief Financial Officer
Victoria D. Harker	(Principal Financial Officer)

/s/ Mary E. Wood	Vice President and Controller
Mary E. Wood	(Principal Accounting Officer)

* By:	/s/ Brian A. Miller
Brian A. Miller
Attorney-in-fact

3

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Sixth Restated Certificate of Incorporation of The AES Corporation (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K filed on March 26, 2003).

4.2	By-Laws of The AES Corporation, as amended (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K filed on March 26, 2003).

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

10.1	The AES Corporation 2003 Long Term Compensation Plan (incorporated herein by reference to Exhibit 10.1 of the Form 8-K filed on April 24, 2008).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Buchanan Ingersoll & Rooney PC (contained in opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney.

4